Exhibit 10.2

                                      LEASE

      1. Parties. This Lease, dated, for reference purposes only, January 17, 1995, is made by and between CAL-WESTERN FARMING COMPANY, herein called "Lessor", and BANK OF VISALIA (`PROPOSED"), herein called "Lessee".

      2. Premises.

            2.01 Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, and at the rental, and upon all the terms, covenants and conditions set forth herein those certain premises consisting of a building containing approximately 8,700 square feet, the parking area surrounding the building, all of which is commonly known as 200 South Court Street, Visalia, California, such space hereinafter referred to as the "premises," and more particularly described as follows:

            Lots 1, 2, 3, and 4 of Block 40 in the City of Visalia, County of Tulare, State of California, as per Map recorded in Book 3; Page 48 of Maps in the Office of the County Recorder of said County.

      3. Term.

            3.01 The term of this Lease shall be for a period of fifteen (15) years commencing at 12:00 a.m. on December 1, 1994, and terminating at 11:59 p.m. on November 30, 2009, unless sooner terminated as herein provided.

            3.02 Lessee shall have the option to extend this lease for two additional terms of five (5) years each from the expiration of the original term, or any extension thereof, upon the same terms and conditions herein set forth, except that the rent shall be adjusted as hereinafter set forth. Lessee shall give notice of its election to exercise any option in this Agreement at least six (6) months in advance of the expiration of the original term, or any extension thereof.

            If Lessee elects to extend the term of the Lease, the minimum rental for the first year of the extended term shall be equivalent to ten percent (10%) of the fair market value of the leased premises, as determined by written agreement of Lessor and Lessee, but in any event, no less than the rent being paid at the termination of the primary Lease term.

            In establishing the minimum rental in the manner above-described, should Lessor and Lessee fail to reach an agreement in writing as to the fair market rent of the leased premises at least ninety (90) days before the end of the regular term, the fair market value of the leased premises shall be estimated by two (2) qualified MAI real estate appraisers with experience in appraising leasehold interests, one (1) to be appointed and compensated by Lessee, and the other to be appointed and compensated by Lessor. Lessor and Lessee shall appoint their appraisers within seventy-five (75) days of the end of the primary term of this Lease or option period, whichever is applicable. If, within thirty (30) days from their appointment, the two (2) appraisers can agree to an appraisal of value not differing by more then fifteen percent (15%), then an average of the two (2) appraisals shall be used for the fair market value of the leased premises. If the two (2) appraisals differ by more than fifteen percent (15%), then the two (2) appraisers shall appoint a third appraiser. The three (3) appraisers so appointed shall then, within thirty (30) days from the date the third appraiser is appointed, estimate the fair market value of the leased premises. The decision of the appraisers, or a majority of them, shall be binding upon the parties. If the appraisers, or a majority of them, cannot agree on the fair market value of the leased premises, the fair market value shall be determined by adding all three (3) estimates of the fair market value and dividing the total of all three estimates by the number three (3). The fee of the third appraiser shall be split equally by. Lessor and Lessee.

            If Lessee elects to exercise the second option to extend the term of this Lease for an additional five (5) year period, the minimum rent during such extended period shall be determined in the same manner as set forth above, but in no event will the minimum rent be less than the rent being paid at the termination of the preceding extended term of this Lease.

      4. Rent.

            4.01 Lessee shall pay to Lessor the following minimum monthly rent, without deduction, setoff, prior notice, or demand, specified in advance on the first day of each month commencing December 1, 1994:

                 Lease Years                               Monthly Rent

                 1 and 2                                    $ 6,000.00

                 3, 4 and 5                                 $ 8,666.66

                 6, 7, 8, 9 and 10                          $11,130.00

                 11, 12, 13, 14 and 15                      $11,200.00

            Minimum monthly rent for the first month or portion of it shall be paid on the day the term commences. Minimum monthly rent for any partial month shall be prorated at the rate of 1/30th of the minimum monthly rent per day.

            Notwithstanding, rent during the first year of the term of the Lease shall accrue at the monthly rate of Five Thousand Dollars ($5,000.00) per month beginning December 1, 1994, until June 1, 1995. At that time, all accrued rent shall become immediately due and owing and monthly rent at the rate set forth for Year 1 above shall be payable on the first day of each month thereafter. If Lessee fails to obtain the required charter or other permits authorizing it to open as a bank, this Lease shall automatically terminate, Lessee shall vacate the premises, and no rent shall be owed by Lessee to Lessor.

            4.02 If Lessee shall fail to pay Lessor within ten (10) days of the date when due any payment owing to Lessor pursuant to the terms of this lease, said late payment shall bear interest at the rate of twelve percent (12%) per annum from the date due and payable until the same shall have been fully paid and, in addition:

                  (1) for such late payment Lessee shall pay to Lessor a service charge in the amount of One Hundred Twenty Dollars ($120.00); and

                  (2) for each second consecutive late payment of rent, Lessor shall have the option to require that beginning with the first payment of rent due following the date such late payment is due, rent shall no longer be paid in monthly installments but shall be payable three (3) months in advance.

      5. Use. Lessee shall use the premises for the purpose of operating a bank and incidental uses related thereto.

            5.01 Lessee shall not do, bring, or keep anything in or about the premises that will cause a cancellation of any insurance covering the premises. Lessee shall not bring to, use, store or dispose of any toxic, hazardous or undesirable material or chemical in, on or about the premises, including but not limited to, oil, solvents, or other material which would violate any current or future environmental protection agency or any other state, federal or local environmental or health agency rules or regulations.

            5.02 Lessee shall comply with all laws and ordinances concerning the premises or Lessee's use of the premises.

            5.03 Lessee shall not use the premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loud speakers or sound or light apparatus that can be heard or seen outside the premises) to owners or occupants of adjacent properties or other tenants in the building or center in which the premises are located. Lessee shall not use the premises for living quarters or the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights into adjacent properties and buildings. Lessee shall not do anything on the premises that will cause damage to the premises. Lessee shall not sell or display merchandise in the common areas or outside the interior of the leased premises.

            5.04 Lessor shall deliver the premises to Lessee clean and free of debris on lease commencement date . Lessee hereby acknowledges that Lessee has inspected the premises and found the plumbing, lighting, air conditioning, heating, electrical system and doors in the premises in good operating condition and repair. Lessee hereby accepts the premises in their condition existing as of the lease commencement date or the date that Lessee takes possession of the premises, whichever is earlier. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the premises for the conduct of Lessee's business. Notwithstanding, Lessor agrees to install ceiling tiles, repaint the exterior premises and the interior premises, and install new rugs and drapes. Lessor shall have sole responsibility and have sole discretion in determining the nature, quality, and standards used in connection with such improvements provided that Lessor and Lessee shall coordinate their efforts to achieve a result that is aesthetically pleasing to both parties.

            5.05 Lessee shall have the sole responsibility for complying, at Lessee's cost, with the provisions of the American With Disabilities Act of 1990 ("ADA") respecting the premises and every portion thereof.

      6. Maintenance.

            6.01 Lessor at Lessor's cost shall maintain in good condition the following: The structural parts of the building , which structural parts include only the foundations and bearing and exterior walls (excluding glass and doors). Maintenance of the exterior walls including painting and plastering shall be the responsibility of Lessee.

            6.02 (a) Except as provided in Section 6.01, Lessee shall, at its cost maintain in good condition all portions of the premises, including, without limitation, all of Lessee's personal property, furnishings and equipment located on the premises, signs, storefronts, plate glass and doors, interior walls and floors, and the parking area.

                  (b) Lessee shall be liable for any damage to the building resulting from the acts or omission of Lessee or its representatives, agents, employees, contractors and invitees.

                  (c) Lessee waives the provisions of Civil Code Section 1941 and 1942 with respect to Lessor's obligation for tenantability of the premises and Lessee's right to make repairs and deduct the expense of such repairs from rent.

            6.03 If Lessee fails to perform Lessee's obligations under this section or under any other paragraph of this Lease, Lessor may at Lessor's discretion enter upon the premises after three days' prior written notice to Lessee (except in the case of emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the premises in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee's next rental installment.

            6.04 On the last day of the term hereof or on any sooner termination, Lessee shall surrender the premises to Lessor in the same condition as received (except ordinary wear and tear occurring after the last necessary or required maintenance by Lessee), clean and free of debris. Lessee shall repair any damage to the premises occasioned by the installation or removal of its trade fixtures, furnishings and equipment.

      7. Alterations.

            7.01 Lessee shall not make any alteration to the premises without Lessor's prior written consent which shall not be unreasonably withheld. Any alterations made shall remain on and be surrendered with the premises on expiration or termination of the lease term, except that Lessor can elect before expiration of the term or within thirty (30) days after termination of the term to require Lessee to remove any alterations that Lessee has made to the premises. If Lessor so elects, Lessee at its cost shall restore the premises to the condition designated by Lessor in its election, before the last day of the term, or within twenty (20) days after notice of election is given, whichever is later.

            7.02 All of said remodeling, alterations, and improvements shall be done pursuant to the terms of this section and according to such plans and specifications as may be approved by Lessor. All of said alterations, remodeling and improvements shall be at Lessee's sole cost and expense.

            7.03 Any alterations; improvements, additions or utility installations in or about the premises that Lessee shall desire to make and which requires the consent of Lessor shall be presented to Lessor in written form with proposed detailed plans. If Lessor shall give consent, the consent shall-be deemed conditioned upon Lessee's acquiring all necessary permits to do such work or improvements from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner. All such work, improvements and alterations shall be fast quality in workmanship and materials. Lessee shall notify Lessor at least twenty days in advance of any construction or delivery of materials to the premises so that Lessor may post notices of non-responsibility.

            7.04 Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the premises, which claims are or may be secured by any mechanics or materialmen's lien against the premises or any interest therein. If Lessee shall, in good faith contest the validity of any such lien, claim or demand then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times such contested'lien, claim or demand indemnifying Lessor against liability for the same and holding the premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is in Lessor's best interest to do so.

      8. Utilities. Lessee shall pay for all water, gas, heat, electricity, power, telephone. and other utilities, refuse collection and services supplied to the premises.

      9. Real and Personal Proper Taxes.

            9.01 Lessee shall pay prior to delinquency all taxes and other charges assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee located on the premises or elsewhere. Lessee shall pay all taxes and other charges assessed or levied on any alteration, improvement, or addition by Lessee to the premises. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

            9.02 Lessee shall pay, as further consideration for this Lease, all real property taxes, assessments, and special assessments levied upon the leased premises, or any part thereof. Said payments shall be in addition to the rent specified above. All of said taxes and assessments shall be paid by said Lessee at least ten (10) days before they become delinquent. Lessee agrees that it will deliver to Lessor duplicate receipts evidencing payment by Lessee of all taxes and assessments upon or against said premises.

      10. Insurance and Indemnity.

            10.01 Lessee at Lessee's cost shall maintain public liability and property damage insurance with a single combined limit of at least Five Million Dollars ($5,000,000) insuring against all liability of Lessee and its representatives and agents arising out and in connection with Lessee's use or occupancy of the premises, on an "Occurrence" form. Lessor shall be named as an additional insured on Lessee's liability policy. Insurance required hereunder by Lessee shall be in companies acceptable to Lessor. Lessee shall deliver to Lessor copies of such policies of liability insurance or certificates evidencing the existence and amounts of such insurance. No such policy shall be cancelable or subject to reduction of coverage or other modification. except after thirty
(30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand, as additional rent. Lessee shall not do or permit to be done anything which shall invalidate such insurance policies.

            10.02 Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from the breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee or any of Lessee's agents, contractors, or employees and from . and against all costs, attorneys fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the premises arising from any cau_________________ exception of any damage to property or injury to persons resulting from the negligent act of Lessor or Lessor's agents. In any dispute between Lessor and Lessee, the party prevailing in such action shall be entitled to attorney's fees and court costs.

            10.03 Lessee hereby agrees that Lessee will at all times during the term of this Lease maintain any buildings and improvements erected hereafter upon said premises, and all furniture and fixtures therein, in good condition and repair. The Lessor shall purchase property insurance against loss or damage by fire, with extended coverage, and shall charge the Lessee for premium necessary to obtain such insurance. The insuring company shall be rated by A.M. Best & Co. as B+ + or better. The insurable value shall be ninety percent (90%) of the replacement cost (including cost of foundation) subject to any deductible, as determined by Lessor and approved by Lessee. Copies of insurance policies or certificates evidencing such policies shall be furnished to Lessor at Lessor's request.

            10.04 If, during the Term, the Improvements shall be partially or totally destroyed from a risk either covered or not covered by the insurance described in Paragraph 10.03, rendering the Improvements totally or partially inaccessible or untenantable, the

Improvements shall be restored by Lessee to substantially the same condition they were in immediately prior to the destruction.

            10.05 Lessor shall utilize the insurance proceeds paid or to be paid to physically restore the Improvements. Lessor agrees that the restoration shall be performed in a good and workmanlike manner. Except as otherwise provided below, such destruction shall not terminate this Lease. If the existing laws at the time of restoration do not permit restoration, either party may terminate this Lease immediately by giving notice to the other party, in which case the insurance proceeds shall be paid to Lessor.

            10.06 During any restoration period to repair damage or destruction under this Paragraph 10, an equitable reduction in the rental shall be made in recognition of the interference with Lessee's normal conduct of business and loss of profit resulting therefrom.

            10.07 In the event that the restoration as provided under this Paragraph 10 is not capable of being completed within a period of nine (9) months from the date of damage, then Lessee, at its option, may terminate this Lease upon the giving of ten (10) days written notice to Lessor of its intention to do so, provided that Lessee releases to Lessor any claim to insurance proceeds provided for in Paragraph 10.03 herein, if necessary.

            10.08 Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or from damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any person in or about the premises, nor shall Lessor be liable for any injury to the person of Lessee, Lessee's employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of -pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whether the said damage or injury results from conditions arising upon the premises or upon other portions of the building of which the premises are a part except if caused by the negligent acts of Lessor or Lessor's agents.

            10.09 The parties release each other and their respective authorized representatives from any claims for damage to any person or to the premises and the building and other improvements in which the premises are located, and to the fixtures, personal property, tenant's improvements, and alterations of either landlord or tenant in or on the premises and the building and other improvements in which the premises are located that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. ff the fire and extended coverage insurance policy provided by Lessor cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without a waiver of subrogation, Lessor shall so notify Lessee, and Lessee shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to Lessor and that will carry the insurance with a waiver of subrogation or to agree to pay the additional premium if such policy is obtainable at additional cost. If Lessee cannot obtain insurance with a waiver of subrogation or refuses to pay the additional premium charged, Lessor is relieved of the obligation to obtain a waiver of subrogation rights with respect to said insurance.

            10.10 All insurance required under this lease shall be issued by insurance companies authorized to do business in the State of California with a financial rating of at least B + + status as rated in the most recent edition of Best's Insurance Reports. Each policy shall be issued as a primary policy and contain an endorsement requiring thirty (30) days written notice from the insurance company to both parties before cancellation or change in the coverage, scope or amount of any policy.

      11. Condemnation. If any part of the premises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Lessee shall be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation; provided however, that Lessor may at its option, terminate this Lease as of the date the condemnor acquires possession. In the event that the demised premises are condemned in whole, or that such portion is condemned that the remainder is not susceptible for use hereunder, this Lease shall terminate upon the date upon which the condemnor acquires possession. All sums which may be payable on account of any condemnation shall belong to the Lessor, and Lessee shall not be entitled to any part thereof, provided however, that Lessee shall be entitled to retain any amount awarded to Lessee for trade fixtures, moving expenses, or detriment to Lessee's business.

      12. Remedies of Owner on Default. In the event of any breach of this Lease by Lessee, Lessor may, at its option terminate the Lease and recover from
Lessee: (a) the worth at the time of award of the unpaid rent which was earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

            Lessor may, in the alternative, continue this Lease in effect, as long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under the Lease, including the right to recover the rent as it becomes due under the Lease. If said breach of Lease continues, Lessor may, at any time thereafter, elect to terminate the Lease.

            Nothing contained herein shall be deemed to limit any other rights or remedies which Lessor may have.

      13. Signs. Lessee may install signs denoting Lessee's business, provided that such signs are in compliance with the governing laws, regulations, and ordinances of the City of Visalia.

      14. Assignment. Lessee shall not voluntarily or involuntarily assign or encumber its interest in this Lease or in the premises, or sublease all or any part of the premises or allow any other person or entity (except Lessee's authorized representatives) to occupy or use all or any part of the premises without Lessor's consent which shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Lessor's consent shall be void and, at Lessor's election, shall constitute a default. No consent to any assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this paragraph. Notwithstanding any assignment or sublease, Lessee shall continue to remain liable for the performance of all of Lessee's obligations under this Lease including the payment of rent.

      15. Lessor's Transfer of Ownership. In the event of any transfer of Lessor's title or interest in the premises, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after `the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed under the Lease, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject to the aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

      16. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way effect the validity of any other provision hereof.

      17. Time Is of Essence. Time is of the essence of this Lease.

      18. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

      19. Entire Agreement. This Lease contains all the agreements of the parties. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that no real estate broker or the Lessor, or any employee or agents of any said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the premises.

      20. Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of any act, shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

      21. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a memorandum of this Lease for recording purposes.

      22. Holding Over. If Lessee with Lessor's consent remains in possession of the premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month-to-month upon all of the provisions of this Lease pertaining to the obligations of Lessee.

      23. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

      24. Covenants and Conditions. Each provision of this Lease to be performed by Lessee and Lessor shall be deemed to be both a covenant and a condition.

      25. Binding Effect. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 16, this Lease shall bind the parties, their personal representatives, successor and assigns. This Lease shall be governed by the laws of the State of California.

      26. Subordination; Estoppel.

            26.01 This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease effecting the building, other improvements, and land of which the premises are a part. Such subordination is effective without any further act of Lessee. Lessee shall from time-to-time on request of Lessor execute and deliver appropriate documents or instruments that may be required by a lender to effectuate any subordination.

            26.02 Each party, within ten (10) days after notice from the other, shall execute and deliver to the other party, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate shall also state the amount of minimum monthly rent, the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent.

      27. Notices. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class mail addressed to the other party at the following address:

                 Lessor:  Cal-Western Farming Company
                          P. O. Box 1071
                          Visalia, CA 93279

                 Lessee:  Bank of Visalia (Proposed)
                          200 S. Court
                          Visalia, CA 93291

      28. Lessor's Entry On Premises. Lessor and its authorized representatives shall have the right to enter the premises at all reasonable times during regular business hours with reasonable advance notice to Lessee for any of the following purposes:

                  (a) To determine whether the premises are in good condition and whether Lessee is complying with its obligations under this Lease;

                  (b) To do any maintenance and to make any restoration to the premises or the building and other improvements in which the premises are located that Lessor has the right or obligation to perform;

                  (c) To serve, post, or keep posted any notices required or allowed under the provisions of this Lease;

                  (d) To post "for sale" signs at any time during the term and to post "for rent" or "for lease" signs during the last five (5) months of the term, or during any period while Lessee is in default;

                  (e) To show the premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, at any time during the term; provided that such entry shall not disrupt Lessee's business.

      29. Attorney's Fees. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys fees and cost of suit.

      30. Authority. If any party is a corporation, that party shall deliver to the other party on execution of this Lease, a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of the corporation.

      31. Exhibits. All exhibits referred to are attached to this Lease and incorporated by reference.

      32. Singular and Plural. When required by the context of this Lease, the singular shall include the plural.

      33. Captions. The captions of this Lease shall have no effect on its interpretation.

      34. Easements. Lessor reserves to itself the right, from time-to-time, to grant such easements, rights and dedications that Lessor deems necessary or desirable and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease.

LESSOR:                                    LESSEE:

CAL-WESTERN FARMING COMPANY                BANK OF VISALIA (PROPOSED)


By: /s/ Luther J. Khachigian               By: /s/ Oliver Summers
    ----------------------------               --------------------------------
        Luther J. Khachigian                       Oliver Summers, Chairman


                                           By: /s/ Walter Dwelle
                                               --------------------------------
                                                   Walter Dwelle, Secretary

                            FIRST AMENDMENT TO LEASE

      This First Amendment to Lease is entered into, and effective, as of June 1, 1995, between CAL-WESTERN FARMING COMPANY, herein called "Lessor", and BANK OF VISALIA ("PROPOSED"), herein called "Lessee".

                                    Recitals

      A. Lessor and Lessee entered into a Lease Agreement dated January 17, 1995, pertaining to the premises commonly known as 200 S. Court Street, Visalia, CA.

      B. The parties desire to amend the terms of the Lease as hereinafter set forth.

      NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND CONDITIONS HEREINAFTER SET FORTH THE PARTIES AGREE AS FOLLOWS:

            1. Paragraph 4.01. Paragraph 4.01 is amended to read as follows:

            Lessee shall pay to Lessor the following minimum monthly rent, without deduction, setoff, prior notice, or demand, specified in advance on the first day of each month commencing December 1,1994:

            Lease Years                                    Monthly Rent
            -----------                                    ------------

            1 and 2                                         $ 6,000.00

            3, 4 and 5                                      $ 8,666.66

            6, 7, 8, 9 and 10                               $11,130.00

            11, 12, 13, 14 and 15                           $11,200.00

            Minimum monthly rent for the first month or portion of it shall be paid on the day the term commences. Minimum monthly rent for any partial month shall be prorated at the rate of 1/30th of the minimum monthly rent per day.

            Notwithstanding, rent during the first term of the lease shall accrue at the monthly rate of $5,000 per month beginning December 1, 1994, until June 1, 1995. Beginning June 1, 1995, Lessee shall begin to pay monthly rent at the rate set forth for year one above. All accrued rent for the period December 1, 1994 through June 1, 1995, shall be payable on November 1, 1995, provided that if Lessee fails to obtain the required State Bank Charter or other permit authorizing it to open as a bank, this Lease shall automatically terminate on November 1, 1995, or sooner, if Lessee determines that it will not secure the required State Bank Charter or other permits authorizing it to open as a bank, and Lessee shall have no further responsibility to Lessor for the accrued rent for the period of December 1, 1994 through June 1, 1995.

            2. Paragraph 5.04. Paragraph 5.04 is amended to provide that in addition to the improvements set forth therein to be made by Lessor, at Lessor's expense, Lessor agrees further to repair approximately 300 square feet of the parking lot area where water stands during wet periods.

            3. Other terms and covenants. In all other respects, the original Lease dated January 17, 1995 shall remain in full force and effect as originally agreed.

LESSOR:                                    LESSEE:

CAL-WESTERN FARMING COMPANY                BANK OF VISALIA (PROPOSED)


By: /s/ Luther J. Khachigian               By: /s/ Oliver Summers
    ----------------------------               --------------------------------
        Luther J. Khachigian                       Oliver Summers, Chairman


                                           By: /s/ Walter Dwelle
                                               --------------------------------
                                                   Walter Dwelle, Secretary

                            SECOND AMENDMENT TO LEASE

      This Second Amendment to Lease is entered into, and effective, as of October 9, 1995, between CAL-WESTERN FARMING COMPANY, herein called "Lessor", and BANK OF VISALIA ("PROPOSED"), herein called "Lessee".

                                    Recitals

      A. Lessor and Lessee entered into a Lease Agreement dated January 17, 1995, pertaining to the premises commonly known as 200 S. Court Street, Visalia, CA., and a First Amendment to Lease dated as of June 1, 1995.

      B. The parties desire to further amend the terms of the Lease as hereinafter set forth.

      NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND CONDITIONS HEREINAFTER SET FORTH THE PARTIES AGREE AS FOLLOWS:

            1. The following paragraph is to be added as Paragraph 35 to the
Lease:

                  35. Bankrupt of Lessee: Notwithstanding any other provisions contained in this Lease, in the event (a) Lessee or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Lessor may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination."

            2. Other terms and covenants. In all other respects, the original Lease dated January 17, 1995, and First Amendment to Lease dated as of June 1, 1995, shall remain in full force and effect as originally agreed.

LESSOR:                                    LESSEE:

CAL-WESTERN FARMING COMPANY                BANK OF VISALIA (PROPOSED)


By: /s/ Luther J. Khachigian               By: /s/ Walter Dwelle
    ----------------------------               ---------------------------------
        Luther J. Khachigian                       Walter Dwelle, Chairman


                                           By: /w/ Michael H. Haworth
                                               ---------------------------------
                                                   Michael H. Haworth, Secretary

                            THIRD AMENDMENT TO LEASE

      This Third Amendment to Lease is entered into, and effective, as of January 22, 1996, between CAL-WESTERN FARMING COMPANY, herein called "Lessor", and BANK OF VISALIA ("PROPOSED"), herein called "Lessee".

                                    Recitals

      A. Lessor and Lessee entered into a Lease Agreement dated January 17, 1995, pertaining to the premises commonly known as 200 S. Court Street, Visalia, California.

      B. Lease was amended by First Amendment to Lease dated as of June 1, 1995, and further amended by Second Amendment to Lease dated October 9, 1995.

      C. Lessee is currently processing applications to obtain a State Bank Charter and other permits ("Permits") authorizing it to open and operate as a bank.

      D. The parties desire to further amend the terms of the Lease as hereinafter set forth.

      NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND CONDITIONS HEREINAFTER SET FORTH THE PARTIES AGREE AS FOLLOWS:

            1. Paragraph 4.01. Paragraph 4.01 is amended to read as follows:

            Lessee shall pay to Lessor the following minimum monthly rent, without deduction, setoff, prior notice, or demand, specified in advance on the first day of each month commencing December 1, 1994:

            Lease Years                                    Monthly Rent
            -----------                                    ------------

            1 and 2                                         $ 6,000.00

            3, 4 and 5                                      $ 8,666.66

            6, 7, 8, 9 and 10                               $11,130.00

            11, 12, 13, 14 and 15                           $11,200.00

            Minimum monthly rent for the first month or portion of it shall be paid on the day the term commences. Minimum monthly rent for any partial month shall be prorated at the rate of 1/30th of the minimum monthly rent per day.

            Notwithstanding, rent during the first term of the lease shall accrue at the monthly rate of $5,000.00 per month beginning December 1, 1994, until June 1, 1995. Interest at a rate of 9.5% per annum on the unpaid rent for the period December 1, 1994 through June 1, 1995 shall accrue from November 1, 1995 to a date not more than ten days following receipt by Lessee of the Permits at which time all accrued rent and interest shall be due and payable in full. Beginning June 1, 1995, Lessee shall pay monthly rent at the rate set forth for year one above. This Lease shall automatically terminate on March 1, 1996 if Lessee has not secured the Permits, or sooner, if Lessee determines that it will not secure the Permits. If Lessee fails to obtain the Permits, Lessee shall have no further responsibility to Lessor for the accrued rent for the period of December 1, 1994 through June 1, 1995, and the interest thereon.

            2. Paragraph 35. Paragraph 35 is added as follows:

            Notwithstanding any other provision of this Lease, Lessor shall not have the right to take possession of any of Lessee's business records or the records or personal property located on the premises of any customer of Lessee or of any other third party. Furthermore, any rights and remedies of Lessor, under this Lease, are subject, to the powers of the California Superintendent of Banks and other bank regulatory agencies to enter upon and assume control of the premises and of any personal property thereon.

            3. Other terms and covenants. In all other respects, the original Lease dated January 17, 1995 as Amended shall remain in full force and effect as originally agreed.

LESSOR:                                    LESSEE:

CAL-WESTERN FARMING COMPANY                BANK OF VISALIA (PROPOSED)


By: /s/ Luther J. Khachigian               By: /s/ Walter Dwelle
    -----------------------------------        --------------------------------
        Luther J. Khachigian, Secretary            Chairman


                                           By: /w/ Michael H. Haworth
                                               --------------------------------
                                                   Secretary

                            FOURTH AMENDMENT TO LEASE

      This Fourth Amendment to Lease is entered into, and effective, as of February 12, 1996, between CAL-WESTERN FARMING COMPANY, herein called "Lessor", and BANK OF VISALIA ("PROPOSED"), herein called "Lessee".

                                    Recitals

      A. Lessor and Lessee entered into a Lease Agreement dated January 17, 1995, pertaining to the premises commonly known as 2W S. Court Street, Visalia, California.

      B. Lease was amended by First Amendment to Lease dated as of June 1, 1995, and further amended by Second Amendment to Lease dated October 9, 1995, and by Third Amendment to Lease dated January 22, 1996.

      C. Lessee is currently processing applications to obtain a State Bank Charter and other permits ("Permits") authorizing it to open and operate as a bank.

      D. The parties desire to further amend the terms of the Lease as hereinafter set forth.

      NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND CONDITIONS HEREINAFTER SET FORTH THE PARTIES AGREE AS FOLLOWS:

            1. Paragraph 35. Paragraph 35 of Second Amendment to Lease, dated October 9, 1995 is deleted in its entirety, and replaced with the language of paragraph 35 as set forth in Third Amendment to Lease, dated January 22, 1996.

            2. Paragraph 36. Paragraph 36 is added as follows:

            Notwithstanding any other provisions contained in this Lease, in the event (a) Lessee or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Lessor may, in either such event, and provided that an Authority has taken over the Premises, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired term of this Lease shall not exceed an amount equal to all accrued and unpaid rent to the date of such termination.

LESSOR:                                    LESSEE:

CAL-WESTERN FARMING COMPANY                BANK OF VISALIA (PROPOSED)


By: /s/ Luther J. Khachigian               By: /s/ Walter Dwelle
    -----------------------------------        --------------------------------
        Luther J. Khachigian, Secretary            Chairman


                                           By: /w/ Michael H. Haworth
                                               --------------------------------
                                                   Secretary


                                       2